SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2008

Omega United, Inc.

(Exact name of registrant as specified in Charter)

Nevada	000-52137	27-0005846
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

7805 NW 15th Street

Miami, FL 33126

(Address of Principal Executive Offices)

(305) 599-1812

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 27, 2008 Mr. Guillermo Gulman M. resigned as a director of the Company.

On May 28, 2008 S. David Fineman was elected a director of the Company to be effective June 1, 2008.

Mr. Fineman, age 62, has since 1980 been a senior partner of the law firm Fineman, Krekstein & Harris in Philadelphia, a diverse law practice involving the representation of a wide variety of clients, including governmental authorities and private clients dealing with government. He has an active litigation practice, representing clients throughout the United States, Europe and Japan in both Federal and State courts.

Mr. Fineman has served as special counsel to various federal, state and municipal candidates and elected officials. He was a member of the Philadelphia Planning Commission, a member of Governor Edward Rendell’s transition team, Mayor Edward Rendell’s Intergovernmental Task Force, and a member of former Mayor W. Wilson Goode’s transition team in 1987. He has served as special counsel to the Philadelphia Parking Authority, the Secretary of Banking of the Commonwealth of Pennsylvania and the Insurance Commissioner of the Commonwealth of Pennsylvania. In 1995, he was appointed by the President of the United States and confirmed by the United States Senate as one of nine Governors of the U.S. Postal Service and from 2001-2005 served as Chairman of the Board of Governors. From 1994 to 1998, he was a member of the Industry Policy Advisory Committee, a CEO-level committee that advises the Secretary of Commerce and U.S. Trade Representative on international trade, and has served on the Boards of private companies and non-profit entities.

He has been selected to “Who’s Who in American Law,” “Who’s Who in Emerging Leaders in America” and in 1991, was selected by the Court of Common Pleas of Philadelphia County as one of 40 lawyers to serve as a Judge Pro Tempore. He has been chosen by the United States District Court as a member of its Court-Annexed Early Mediation Program. In June 2006, Mr. Fineman was recognized among his peers and was named one of the 2006 Pennsylvania “Super Lawyers” for his expertise in business litigation.

Mr. Fineman has been a lecturer of business law at Temple University and has been a lecturer throughout the country on the use of mock juries and strategy in selecting a jury.

He graduated from The American University and received his law degree, with honors, from George Washington University. He is presently a member of the Philadelphia, Pennsylvania and American Bar Associations as well as the Defense Research Institute.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omega United, Inc.

(Registrant)

By:	/s/ Albert P. Hernandez
Albert P. Hernandez
Chief Executive Officer

Date: May 28, 2008